UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2011

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO	001-33653	31-0854434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio		45263
(Address of Principal Executive Offices)		(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) As previously reported, on November 28, 2011 the Board of Directors of Fifth Third Bancorp (the “Registrant”) elected Michael B. McCallister as a Director. The Board of Directors increased the size of the Board to fourteen Directors and appointed Mr. McCallister as a Director to fill the vacancy created by the increase. The Board had not yet determined which committees that Mr. McCallister was to be appointed at the time of the filing of the original report.

Mr. McCallister’s compensation for service as a Director will be consistent with that of the Registrant’s other non-employee directors, as described in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on March 8, 2012 and the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011.

A copy of the related press release was attached as Exhibit 99.1 to the original report.

This amendment is being filed to report that on March 20, 2012, the Board of Directors appointed McCallister to the Audit Committee.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press release dated November 29, 2011 relating to the appointment of Michael B. McCallister as a Director of Fifth Third Bancorp.*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP (Registrant)

March 20, 2012	By:	/s/ PAUL L. REYNOLDS
Paul L. Reynolds
Executive Vice President, Secretary and Chief Risk Officer